UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2011
PAA NATURAL GAS STORAGE, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-34722 (Commission File Number)	27-1679071 (IRS Employer Identification No.)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-646-4100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 10, 2011, PAA Natural Gas Storage, L.P. (“PNG”), entered into a First Amendment (the “First Amendment”) to Credit Agreement among PNG, Bank of America, N.A., as Administrative Agent, and the lenders party thereto. The First Amendment was entered into in furtherance of PNG’s February 9, 2011 acquisition of SG Resources Mississippi, L.L.C. (“Southern Pines”).
     The First Amendment: (i) modifies the definition of “New Cavern EBITDA Adjustments” to include Southern Pines; (ii) modifies the definition of “Consolidated EBITDA” to exclude transaction costs for closed acquisitions; and (iii) in connection with the Southern Pines acquisition, activates an “Acquisition Period” under the Credit Agreement.
     The above description of the First Amendment is qualified in its entirety by the terms of the First Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth above in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	First Amendment to Credit Agreement dated as of March 10, 2011, by and among PAA Natural Gas Storage, L.P., Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.
	By:	PNGS GP LLC, its general partner

Date: March 15, 2011	By:	/s/ Al Swanson
		Name:	Al Swanson
		Title:	Senior Vice President and CFO

INDEX TO EXHIBITS

Exhibit
No.	Description
10.1	First Amendment to Credit Agreement dated as of March 10, 2011, by and among PAA Natural Gas Storage, L.P., Bank of America, N.A., as Administrative Agent, and the Lenders party thereto.